Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SILVER RUN ACQUISITION CORPORATION III

August 18, 2020

This Certificate of Amendment to Certificate of Incorporation (this “Amendment”) has been duly executed and is filed pursuant to section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) to amend the Certificate of Incorporation (the “Certificate of Incorporation”) of Silver Run Acquisition Corporation III, a Delaware corporation (the “Corporation”), under the DGCL.

1. The name of the Corporation is “Silver Run Acquisition Corporation III”.

3. This Amendment has been duly adopted in accordance with section 242 of the DGCL.

4. Article I of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“ARTICLE I

NAME

The name of the corporation is Decarbonization Plus Acquisition Corporation (the “Corporation”).”

IN WITNESS WHEREOF, the undersigned authorized officer has duly executed this Amendment as of the date first written above.

SILVER RUN ACQUISITION CORPORATION III

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer

Signature Page to

Certificate of Amendment to Certificate of Incorporation of

Silver Run Acquisition Corporation III